Exhibit 11.1

                                                        Fields Technologies, Inc.
                                                    Computation of Earnings Per Share


                                                               Three months ended                      Six months ended
                                                                  December 31,                           December 31,
                                                     --------------------------------------  -------------------------------------
                                                           2001                 2000               2001                2000
                                                     -----------------    -----------------  -----------------   -----------------
 Net income (loss)                                   $        161,170     $     (1,342,111)  $        417,363    $     (1,272,853)
                                                     =================    =================  =================   =================
 Weighted average shares outstanding
 for basic computation                                    150,392,000          109,624,000        149,834,000         109,624,000
                                                     =================    =================  =================   =================

 Basic earnings (loss) per share                     $           0.00     $          (0.01)  $           0.00    $          (0.01)
                                                     =================    =================  =================   =================

 Total weighted average common shares                     150,392,000          109,624,000        149,834,000         109,624,000

 Common stock equivalents due to dilutive
 effect of stock options                                       17,000                    -              9,000                   -

 Weighted average contingently issuable shares
 of common stock pursuant to subscription
 agreements                                                 3,252,000                    -          1,626,000                   -
                                                     -----------------    -----------------  -----------------   -----------------

 Total weighted average common shares and
 equivalents outstanding for diluted computation          153,661,000          109,624,000        151,469,000         109,624,000
                                                     =================    =================  =================   =================

 Diluted earnings (loss) per share                   $           0.00     $          (0.01)  $           0.00    $          (0.01)
                                                     =================    =================  =================   =================